                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                     FIRM

The Board of Trustees
Oppenheimer Rochester Maryland Municipal Fund:

We consent to the use in this Registration Statement of Oppenheimer Rochester
Maryland Municipal Fund, of our report dated June 19, 2006, included in the
Statement of Additional Information, which is part of such Registration
Statement, and to the reference to our firm under the heading "Independent
Registered Public Accounting Firm" appearing in the Statement of Additional
Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado
June 27, 2006